       DATED THIS 20TH             DAY OF JUNE                   , 1997
       ================================================================




                                   -BETWEEN-


                   THE PARTIES WHOSE NAMES AND ADDRESSES ARE
                     SET OUT IN COLUMN (1) OF THE SCHEDULE


                                     -AND-


                          NHANCEMENT TECHNOLOGIES INC.



                ================================================

                        AGREEMENT FOR THE SALE OF SHARES
                    IN ADVANTIS NETWORK & SYSTEM SDN. BHD.

                ================================================

                                  Prepared By:

                                M/S SKRINE & CO.
                             ADVOCATES & SOLICITORS
                            STRAITS TRADING BUILDING
                            NO. 4. LEBOH PASAR BESAR
                               50050 KUALA LUMPUR

                           File No. KCK/1972077.4/97
                                 18th June 1997
                          G:\KCK\KCH\1972077.4\SPA.DOC

                        AGREEMENT FOR THE SALE OF SHARES
                     IN ADVANTIS NETWORK & SYSTEM SDN. BHD.


     AN AGREEMENT is made this 20th day of JUNE     , 1997

BETWEEN

(1) THE PARTIES WHOSE NAMES AND ADDRESSES ARE SET OUT IN COLUMN (1) OF THE SCHEDULE (severally "Vendor" and collectively "Vendors");

AND

(2) NHANCEMENT TECHNOLOGIES INC., a company incorporated under the laws of the State of Delaware, the United States of America and having its principal office at 1746 Cole Blvd, Suite 265, Golden, Colorado 80401, United States of America and Fax No: 00-1-303-271-9493 ("NHancement");

     WHEREAS:-

A. ADVANTIS NETWORK & SYSTEM SDN. BHD. (Company No. 264705-A) ("Company") is a company incorporated in Malaysia having an authorised share capital of Ringgit Malaysia Five Hundred Thousand (RM500,000,00) divided into five hundred thousand (500,000) ordinary shares of Ringgit Malaysia One (RM1.00) each of which two hundred and fifty thousand (250,000) ordinary shares have been issued and are fully paid.

B. The Vendors are the registered and beneficial owners of those number of ordinary shares in the Company set out against their respective names in Column (2) of the Schedule (collectively "Sale Shares") which in aggregate constitute all the issued and fully paid-up ordinary shares of the Company.

C. NHancement has authorised capital stock of twenty-two million (22,000,000) shares designated into twenty million (20,000,000) shares of common stock of USD0.01 par value per share and two million (2,000,000) shares of preferred stock of USD0.01 par value per share of which four million two hundred and twenty-eight thousand four hundred and forty (4,228,440) shares of the common stock are issued and outstanding as at the date of this Agreement. The common stock of NHancement is listed on The NASDAQ Small Cap Market ("NASDAQ").

D. The Vendors are desirous of selling and NHancement is desirous of purchasing the Sale Shares upon the terms and conditions hereinafter contained.

E. The parties intend that the transactions contemplated hereby qualify as a pooling of interests for United States' financial accounting purposes and as an exempt transaction pursuant to Section 4(2) of the Securities Act (as hereafter defined).

     NOW THIS AGREEMENT WITNESSETH as follows:

1.   DEFINITIONS

1.1 In this Agreement where the context so admits, the following expression shall have the following meanings:-

     "Accounts" means the audited balance sheet and profit and loss accounts of the Company audited by the Company's auditors for the periods ended on the Accounts Date and a copy of which has been provided by the Vendors to NHancement;

     "Accounts Date" means the financial year ended 31st March 1996 of the Company;

     "Act" means the Companies Act, 1965 as amended form time to time and any reenactment thereof;

     "Common Stock" means the common stock of NHancement of USD0.01 par value per share;

     "Company" means ADVANTIS NETWORK & SYSTEM SDN.BHD. described in Recital A;

     "Completion Date" means the date for completion of the sale and purchase of the Sale Shares referred to in Clause 5.1;

     "Consideration Shares" means 530,000 fully-paid and non-assessable shares of Common Stock;

     "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended form time to time and any successor or re-enactment thereof;

     "FIC" means the Foreign Investment Committee of Malaysia;

     "Purchase Price" means the purchase price payable by the Purchaser for the Sale Shares determined in the manner set out in Clause 3.3;

     "Sale Shares" means the aggregate of the shares to be purchased by NHancement from the Vendors being all to the issued share capital of the Company;

     "Securities Act" means the Securities Act of 1933 of the United States of America, as amended from time to time and any successor or re-enactment thereof;

     "USD" means the legal currency of the United States of America denominated in Dollars;

1.2 Words denoting the singular shall include the plural number and vice versa. Words denoting the masculine gender shall include the feminine and neuter genders. Words denoting persons shall include corporations and firms.

1.3 Clause headings are for reference only and shall be ignored when construing the meaning of any provisions of this Agreement.

1.4 The Schedule and Appendices shall be taken read and construed as an essential part of this Agreement.

1.5 References to Clauses, Schedule and Appendices are references to Clauses, Schedule and Appendices respectively of this Agreement.

2.     SALE AND PURCHASE

2.1 The Vendors hereby agree to sell and NHancement hereby agrees to purchase the Sale Shares free from all encumbrances, claims, charges, liens and equities and with all rights attaching thereto as from the date hereof upon the terms and conditions herein contained.

3.     CONSIDERATION

3.1 The consideration for the sale by the Vendors of the Sale Shares to NHancement shall be satisfied by the issuance and delivery by NHancement of the Consideration Shares to the Vendors.

3.2 The number of the Consideration Shares to be issued and delivered by NHancement to each Vendor is set out in Column (4) of the Schedule against the respective name of each Vendor.

3.3 The parties agree that the Purchase Price for the Sale Shares shall be equal to eighty per cent (80%) of the average closing price per share quoted by NASDAQ over the five (5) trading days immediately preceding the date hereof times the number of Consideration Shares; being USD 1,484,000.00. The parties further agree that, notwithstanding any variation in the price of the Common Stock as quoted by NASDAQ between the date hereof and the Completion Date, there shall not be any adjustments to the number of Consideration Shares to be issued to the Vendors.

3.4 The Consideration Shares shall upon issue be restricted securities subject to the restrictions on transfer pursuant to Rule 144 promulgated under the Securities Act.

4.     CONDITIONS PRECEDENT

4.1 Subject to the provisions herein contained. NHancement's obligation to perform this Agreement is conditional upon approval by the FIC and any other relevant authority of the acquisition of the Sale Shares by NHancement having been obtained on or before the expiration of six (6) months from the date of this Agreement or such other date as the parties hereto may mutually agree. It being agreed that:-

          4.1.1 Each of NHancement and the Vendors shall, at its own cost and expense, as soon as possible after the execution of this Agreement make the necessary applications to the respective authorities and persons for the purpose of obtaining the approvals referred to in this Clause 4.1 and the parties shall promptly furnish the other with any information and documents which the other may require for the purposes of making the applications referred to in the Clause 4.1;

          4.1.2 If conditions or terms are imposed in connection with the granting of the approvals referred to in this Clause 4.1 and any of the said conditions or terms is unacceptable to NHancement, NHancement shall appeal to the relevant authority against such conditions or terms within thirty
                    (30) days of receipt of notice of the said conditions or terms;

          4.1.3 If any of the approvals referred to in this Clause 4.1 is granted subject to terms and conditions which are acceptable to NHancement, such approval shall be deemed to have been obtained and this Agreement shall be deemed to have been modified and varied to such extent as may be necessary to comply with the terms and conditions imposed by the authority(ies) concerned.

4.2 NHancement's obligation to perform this agreement is conditioned upon NHancement being reasonably satisfied, after a due diligence audit carried out by it or its advisers, that (A) the books of accounts and records of the Company give a true and fair view of its assets, liabilities, business and affairs; and (B) there has not been any material deterioration in the financial position of the Company since the Accounts Date. It being agreed that:-

          4.2.1 the Vendors will as soon as possible after the date hereof but no later than 15th August 1997:-

                    (a) ensure that the Company's auditors shall, at the cost and expense of the Company, complete the audit of the Company's accounts for its financial year ended 31st March 1997;

                    (b) cause the audited accounts to be approved by the board of directors and shareholders of the Company: and

                    (c) forthwith provide a copy of the audited accounts to NHancement;

        4.2.2 NHancement shall, at its own cost and expense, as soon as possible after the date hereof appoint a firm of auditors to carry out a due diligence and shall use all reasonable endeavours to ensure that the due diligence audit is completed within sixty (60) days from the date of delivery of the accounts referred to in Clause 4.2.1(c);

        4.2.3 The Vendor shall procure the Company and its auditors, officers and employees to give full and unfettered access to the books of accounts and other documents of the Company to NHancement's auditors;

        4.2.4 NHancement shall furnish a copy of the report of the auditors to the Vendors and shall within fourteen (14) days from receipt of the report inform the Vendors in writing whether the condition precedent of this Clause 4.2 has been fulfilled; and

        4.2.5 NHancement shall have the right to terminate this Agreement if the audited accounts of the Company for the financial year ended 31st March 1997 discloses a material deterioration in the financial position of the Company as compared to its financial position as at the Accounts Date.

4.3 NHancement being satisfied from documents and evidence furnished to it by the Vendors or the Company that:-

        4.3.1 the Vendors have taken all necessary corporate actions to procure Advantis Structured Systems Sdn Bhd and Advantis Integration Sdn Bhd to have changed their respective names to remove any reference to "Advantis" or any word or phrase similar thereto;

        4.3.2 the sale by the Company of its fifty-one per cent (51%) shareholding in each of Advantis Structured Systems Sdn Bhd and Advantis Integration Sdn Bhd have been completed on an armslength and fair market value basis and on a without recourse basis against the Company and the sale proceeds have been received by the Company;

        4.3.3 the Vendors who have an interest in the remaining 49% of the issued capital of Advantis Integration Sdn Bhd have disposed of their respective legal and beneficial interests in that company; and

        4.3.4 the Vendors who have an interest in the issued capital of Advantis Technologies Sdn Bhd have taken all necessary corporate actions to procure that company to have changed its name to remove any reference to "Advantis" or any word or phrase similar thereto and subsequently to have disposed of their respective legal and beneficial interests in that company.

4.4 NHancement may terminate this Agreement by giving written notice to such effect to the Vendors if:-

     4.4.1 any of the approvals required by Clause 4.1 is refused, not obtained within the allotted period, or is obtained subject to limitations which are unacceptable to Nhancement and which Nhancement is unable to modify on appeal to the relevant authority; or

     4.4.2 any of the other conditions of Clause 4 remains unfulfilled by a date (6) months after the date hereof:

     Upon receipt of such written notice by the other party hereto, this Agreement shall summarily terminate and be at an end of no further effect and no party hereto shall have any further claim against the other pursuant to the terms of this Agreement save for any antecedent breach.

5.   COMPLETION

5.1 The sale and purchase of the Sale Shares shall be completed on or before the expiry of thirty (30) days from the date the last of the approvals or conditions stated in Clause 4 have been obtained or fulfilled ("COMPLETION DATE") in the manner hereinafter set forth:-

     5.1.1 the Vendors shall deliver or procure the delivery to NHancement of the following:-

               (a) a copy of the resolution of the Board of Directors of the Company (duly certified by a Director or the company Secretary of the Company) approving the transfer of the Sale Shares from the vendors to NHancement or its nominee(s) together with signed copies of the waiver(s) of pre-emption rights of any person whomsoever to the Sale Shares or any part thereof it such waiver(s) are required under the Articles of Association of the Company to enable NHancement or its nominee(s) to be registered as the transferee(s) of the Sale Shares;

               (b) the relevant share certificates relating to the Sale Shares and duly executed valid and registrable transfers in respect thereof in favour of Nhancement or its nominee(s);

               (c) a copy of the resolutions of the Board of Directors of the Company (duly certified by a Director or the Secretary of the Company) approving the appointment of four (4) nominees of Nhancement as directors of the Company;

               (d) letters of resignation of all directors of the Company other than the directors nominated by Nhancement to take effect immediately and without any compensation for loss of office;

               (e) letters of resignation of the Auditors and the Company Secretary;

               (f) the common seal and all assets and documents belonging to the Company;

               (g) employment agreements between the persons whose names appear below and the Company in a form acceptable to NHancement whereby the said persons agree to be employed by the Company in the designation which appears against their respective names for not less than two (2) years after the Completion Date.


                    Name                Designation
                    ----                -----------
                    Goh Kim Siang       Managing Director
                    Ng Kok Wah          Technical Manager
                    Man Yiew Ming       Technical Manager
                    Ahilan Sumander     Divisional Manager, Sales;
                     s/o S.L. Thevar

               (h) a market stand-off agreement signed by each Vendor substantially in a form acceptable to NHancement;

               (i) a Closing Certificate signed by each Vendor whereby the Vendors confirm that the representatives, warranties and covenants provided by them under this Agreement remain true and accurate as at the Completion Date;

               (j) a Closing Certificate signed by the Managing Director of the Company confirming that the representations and warranties set out in Clauses 6.1.1 to 6.1.28 hereof remain true and accurate, and the undertakings set out in Clauses
                    7.1.1 to 7.1.11 have been complied with by the Vendors, as at the Completion Date;

               (k)  a copy of the United States Internal Revenue Code FORM
                    W-8 "Certificate of Foreign Status" signed by each Vendor;

     5.1.2 against delivery and completion of the items referred to in Clause 5.1.1 above NHancement shall deliver to the Vendors:-

               (a) stock certificate(s) representing Common Stock in denominations relating to each Vendor's respective proportion of the Consideration Shares;

               (b) a Closing Certificate signed on behalf of NHancement whereby NHancement confirms that the representations, warranties and covenants provided by it under this Agreement remain true and accurate as at the Completion Date.

5.2 The parties acknowledge that NHancement is not obliged to complete the purchase of the Sales Shares unless the sale and purchase of all Sale Shares takes place contemporaneously.

6.        VENDORS REPRESENTATIONS AND WARRANTIES

6.1 The Vendors hereby jointly and severally represent and warrant to NHancement to the intent that the provisions of this Clause shall continue to have full force and effect for a period of three (3) years from the Completion Date, that except as otherwise disclosed in the Accounts or by the Vendors to NHancement in writing before the date hereof or as provided for in this Agreement that:-

     6.1.1 The Company is duly incorporated, validly existing and in good standing under the laws of Malaysia;

     6.1.2 No order has been made, no petition has been presented and no resolution has been passed or proposed and no analogous action or proceedings in Malaysia or any other jurisdiction has been initiated or taken for the purpose of winding up the Company and no receiver, manager or liquidator has been appointed with respect thereto;

     6.1.3 All corporate approvals required in connection with the increase from time to time in the authorised and issued share capital of the Company have been obtained and the authorised and issued share capital is as set out in Recital (A) hereof;

     6.1.4 No person has the right to call for the issue of any share or loan capital of the Company under any option or other agreement (including conversion rights);

     6.1.5 The Company has the requisite corporate powers to carry on the business presently being carried on;

     6.1.6 The Accounts for the period ended on the Accounts Date have been prepared in accordance with the requirements of all relevant statutes and generally accepted accounting principles in Malaysia and are true and accurate in all material respects and show a true and fair view of the assets and liabilities of the Company at the Accounts Date and the profits thereof for the relevant period;

     6.1.7 There has been no material deterioration on the financial position, profits or prospects of the Company since the Accounts Date;

     6.1.8 The amounts included in the Accounts or in the books of the Company as due from debtors are substantially collectable and have not been written off or proved to be irrecoverable to any material extent;

     6.1.9 The aggregate of the stock-in-trade included in the Accounts has been arrived at on the basis of the cost or market value whichever is the lower and full provision has been made for old and slow moving stock and no part of such aggregate value is attributable to stock which is known to be unusable or unsaleable in the normal course of business;

     6.1.10 All licences, consents, permits and authorities of or from any court, tribunal, or governmental authority or agency which are necessary or desirable to enable the Company to carry on its business in the places and in the manner in which such business is now carried on have been obtained and the Vendors know of no reason why any of them should be suspended, cancelled or revoked;

     6.1.11 All licences including business licences and permits, intellectual property including patents, trade marks, copyrights and registered designs which are used by the Company in connection with its business are registered in the name of or licensed to the Company and are valid and effective and licence or other rights have been granted or agreed to be granted to any third party in respect of such intellectual property;

     6.1.12 The Company is not in default in respect of any of its obligations, whether contractual or statutory, in any material respect;

     6.1.13 The Company is not engaged in any material litigation or arbitration proceedings and no material litigation or arbitration proceedings are pending or threatened by or against the Company and the Vendors know of no reason why any such proceedings are likely to be commenced;

     6.1.14 The Company has not entered into any long term or abnormal contract or undertaken any obligations whatsoever except such as are usual an necessary in the ordinary and proper course of its business or as are referred to in the Accounts and in particular, and without limitation to the foregoing, there are no contracts for the purchase of stocks at prices substantially in excess of market prices prevailing as at the dates such contracts were made or for the sale of stocks at prices substantially lower than the market prices prevailing as at the dates such contracts were made;

     6.1.15 Save as disclosed in the Accounts, the Company has not any mortgages, charges, liens or other encumbrances secured over any of its assets;

     6.1.16 The Company has no outstanding debts, liabilities, contracts or engagements other than those disclosed in the Accounts and in respect of transactions entered into subsequent to the Accounts Date, in the books of account of the Company;

     6.1.17 The Company has not since the Accounts Date paid or made and will not pending completion hereunder pay or make any dividend, bonus issue or other distribution (other than those for which full reserve or provision was made in Accounts) or any loan or advance;

     6.1.18 To the best of the knowledge, information and belief of the Vendors, the tax returns of the Company have at all times been correct and on a proper basis and are not the subject of any back duty claim or other dispute with the revenue authorities;

     6.1.19 The amounts provided in the Accounts for taxation are sufficient to cover all taxation (whether income tax, amounts assessed as if they were amounts of income tax, service tax, sales tax or capital gains tax) for which the Company is at the Accounts Date or at any time thereafter may become liable to be assessed or to pay on or in respect of or by reference to its business, income or profits on or before the Accounts Date or in respect of dividends or distributions made prior to the Accounts Date or in respect of any accounting period of the Company ended on or before the Accounts Date;

     6.1.20 There are no outstanding notices served on the Company in respect of any of its assets which are material to its business;

     6.1.21 The Company has no subsidiaries other than Advantis Structured Systems Sdn Bhd and Advantis Integration Sdn Bhd in respect of which the Company has divested its entire fifty-one per cent (51%) shareholding in each of such companies subsequent to the Accounts Date;

     6.1.22 The divestment of the shares by the Company referred to in Clause 6.1.21 have been effected with the purchasers thereof on a without recourse basis to the Company;

     6.1.23 The Company and to the best of the knowledge and belief of the Vendors, every officer of the Company has complied with all laws, regulations and official directives (whether or not having the force of law) and all judgments, orders and decrees in Malaysia and every other relevant jurisdiction applicable to the Company, the carrying on of its business and all issues of shares debentures or other securities by the Company;

     6.1.24 The statutory books and minute books of the Company have been properly written up and all appropriate returns have been made to the Registrar of Companies and any other official body in Malaysia and any other relevant jurisdictions;

     6.1.25 The furniture fixtures fittings equipment and vehicles used in connection with the business of the Company other than leased or hired items which have been disclosed are the property of and held by the Company free from any hire or hire purchase agreement or agreement for payment on deferred terms or bill of sale;

     6.1.26 Of the fixtures fittings equipment and vehicles included in the Accounts and also any such item acquired by the Company since the Accounts Date:-

               (a) none has been retaken into possession by the owner under any hire purchase agreement or equipment lease agreement;

               (b) none has been sold or disposed of at a price which is materially less than its book value:

               (c) none was acquired at a price substantially in excess of market value;

     6.1.27 All the assets of the Company which are of an insurable nature are insured in amounts reasonably regarded as adequate against fire and other risks and all policies for such insurance are in force and are not voidable on account of any act, omission or non-disclosure;

     6.1.28    With respect to its employees, the Company has:-

               (a) paid all statutory contributions (including without limitation, employees' provident fund and social security contributions) which are required to be paid by the Company under the laws of Malaysia;

               (b) has deducted from the employees and paid to the relevant authorities, contributions and payments (including without limitation the employees' contribution to the employees' provident fund and deductions on account of income tax) which are required to be so deducted and paid over to the relevant authorities under the laws of Malaysia.

6.2  The Vendors hereby severally represent and warrant to NHancement that:-

     6.2.1 This Agreement constitutes valid and binding obligations on the respective Vendors;

     6.2.2 Each respective Vendor is the registered and beneficial owner of the respective number of the Sale Shares registered in his name:

     6.2.3 Each respective Vendor is entitled to sell and transfer or procure the sale and transfer of the full legal and beneficial ownership in the respective number of the Sale Shares registered in his name to NHancement on the terms set out in this Agreement;

     6.2.4 There is no option, right to acquire, mortgage, charge, or other encumbrance or any equity on, over or affecting the Sale Shares or any of them and so far as the respective Vendor thereof is aware no claim has been made by any person to be entitled to any of the foregoing.

6.3 NHancement hereby acknowledges that the obligations of the Vendors under Clause 6.2 are several and no Vendor shall be liable for the default of any other Vendor of any representation or warranty contained therein. The Vendors acknowledge that their obligations under Clauses 6.1.1 to 6.1.28 are joint and several.

6.4 Each representation and warranty set out in Clauses 6.1 and 6.2 shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other representation or warranty or any other provisions contained in this Agreement.

7.   VENDORS UNDERTAKINGS

7.1 As from the date of this Agreement and until the Completion Date the Vendors shall procure that the Company shall maintain and carry on its business in the ordinary and usual course and that no act or omission other than in such ordinary and usual course shall be effected without the prior consent in writing of NHancement and in particular but without prejudice to the generality of the foregoing the Vendors shall procure that:-

     7.1.1 no share or loan capital in the Company are issued and no options and rights or warrants are created in respect of any share or loan capital in the Company;

     7.1.2 the business of the Company will continue to be carried on and managed in the same manner as at the present time and in accordance with all regulations applicable to it;

     7.1.3 the Company will not create or agree to create any mortgage, charges or other security or encumbrances over its assets save and except in the ordinary course of its business;

     7.1.4 the Company will not enter into any material contracts or incur any material liabilities or obligations except in the ordinary course of its business;

     7.1.5 the Company will not enter into any long term or abnormal contract or capital commitment except in the ordinary course of its business;

     7.1.6 the Company will not pay or agree to pay to its directors or officers or any of them any remuneration or other emoluments or benefits whatsoever other than those which have been disclosed and agreed to by NHancement;

     7.1.7 the Company will not dispose of any material part of its fixed assets save and except for those assets which are no longer required in the Company's business;

     7.1.8 the Company will not do anything other than acts in the ordinary course of its business whereby its financial position shall be rendered materially less favorable than at the date hereof;

     7.1.9 the Company will not permit any liens to arise on any of its assets save and except such liens arising in the ordinary course of business or by law;

     7.1.10 the Company will not acquire any assets on hire purchase or deferred terms save and except with respect to assets which are necessary for its business;

     7.1.11 the Company will not pass any resolution by its board of directors or by its members in general meeting and will not make any alteration to its Memorandum and Articles of Association save and except as is necessary to give effect to the provisions of this Agreement or as required in the ordinary and proper course of its business.

7.2 Any Vendor who hereby acquires a number of Consideration Shares greater than five per cent (5%) of the outstanding Common Stock of NHancement shall file with the United States Securities and Exchange Commission within ten
     (10) days of the Completion Date a fully executed Form 13D reporting such acquisition as required by Section 13(d) of the Exchange Act, copies of which shall also be delivered to NHancement and filed with NASDAQ.

7.3 The Vendors acknowledge that the proprietary interest and goodwill in the word "Advantis" continues to vest in the Company upon completion of the sale and purchase of the Sale Shares. The Vendors undertake that they will not by themselves or through any third parties use the name "Advantis" or any word or phrase similar thereto in any other company or business which they may now or hereafter carry on in Malaysia or elsewhere.

8.   VENDORS TAX INDEMNITIES

8.1 The Vendors hereby jointly and severally undertake with NHancement that they will indemnify NHancement against any depletion or diminution in value in the assets of the Company resulting from:-

     8.1.1 any amount of tax (whether income tax, amounts assessed as if they were amounts of income tax, service tax or sales tax) already assessed or which may hereafter be assessed on the Company for any period ending on or before the Accounts Date except in so far as provision is made for such liability in the Accounts;

     8.1.2 any claim for income tax in respect of any dividend paid or any distribution made by the Company before the Completion Date except in so far as provision is made for such liability in the Accounts;

     8.1.3 any claim made for payment by the Company of capital gains tax in respect of a chargeable gain accruing at any time prior to the Completion Date except in so far as provision is made for such liability in the Accounts;

     8.1.4 any reasonable settlement of any threatened claim, demand, direction, apportionment, assessment, recovery or counter-claim as aforesaid;

     8.1.5 any costs reasonably incurred by the Company in contesting or settling any such claim, demand, direction, apportionment, assessment, recovery or counter-claim as aforesaid, whether threatened or made.

9.   NHANCEMENT'S REPRESENTATIONS AND WARRANTIES

9.1 NHancement hereby represents and warrants to the Vendors to the intent that the provisions of this Clause shall continue to have full force and effect for a period of three (3) years from the Completion Date, that except as otherwise disclosed by NHancement to the Vendors in writing before the date hereof or as provided for in this Agreement that:-

     9.1.1 NHancement is a corporation duly organised, validly exisiting and in good standing under the laws of the State of Delaware, United States of America;

     9.1.2 all corporate actions required in connection with the issuance and delivery of the Consideration Shares will have been obtained and be of full force and effect on the Completion Date;

     9.1.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorised by all necessary corporate action and this Agreement is a valid and binding obligation of NHancement, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally;

     9.1.4 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in the manner herein provided will:-

               (a) contravene any provision of the Certificate of Incorporation or Bylaws of NHancement;

               (b) violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity and effectiveness of any lease, licence, law, rule, regulation, order or permit to which NHancement is subject;

     9.1.5 Upon issuance the Consideration Shares will be eligible for trading on NASDAQ subject to the restrictions of Rule 144 and the market standoff agreement;

     9.1.6 NHancement has delivered to the vendors copies of its final prospectus dated January 30, 1997 and its most recent FORM 10KSB, FORM 10QSB and FORMS 8K filed with the United States Securities and Exchange Commission in compliance with the reporting requirements of the Exchange Act; which documents include, among other things, audited financial statements of NHancement for its most recent fiscal year and unaudited financial statements of NHancement for its most recent quarter, and which describe its business as of their respective dates and, taking into account the activities described therein and herein, accurately describe its business as of the date hereof.

9.2 Each representation and warranty set out in Clause 9.1 shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other representation or warranty or any other provisions contained in this Agreement.

10.  SPECIFIC PERFORMANCE

10.1 The parties hereto shall be entitled to obtain an order for specific performance against any party defaulting in the performance of its respective obligations under this Agreement.

11.  TIME OF THE ESSENCE

11.1 Time wherever mentioned shall be of the essence in this Agreement.

12.  LEGAL COSTS AND STAMP DUTY

12.1 The cost of and incidental to the preparation of this Agreement including the stamp duty and transfer fee payable on the transfer and registration of the Sale Shares shall be borne by NHancement. Each party shall bear its own solicitors fees of and incidental to the preparation of this Agreement.

13.  GOVERNING LAW AND JURISDICTION

13.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware and the parties hereto submit to the nonexclusive jurisdiction of the Courts of Malaysia. The parties hereto agree that nothing contained in this Clause shall preclude any party from commencing legal proceedings in any other jurisdiction.

13.2 Each of the Vendors hereby appoints the person named below to be their agent ("Service Agent") for receipt of service of any originating process and cause papers with respect to any legal proceedings commenced against them under or pursuant to this Agreement:-

     Name of Service Agent:   Goh Kim Siang
     Address:                 No. 323, Jalan BK 2/7
                              Bandar Kinrara
                              58200 Kuala Lumpur

13.3 The Vendors agree that any originating process and cause papers served on the Service Agent in accordance with Clause 13.2 shall be deemed to have been duly served on the Vendors.

14.  NOTICES

14.1 Any communication (including without limitation notices consents and similar documents) required or permitted to be given or served under this Agreement shall be in writing and may be served by registered post for addresses within the country of the sender and by registered air-letter for addresses outside the country of the sender and in both cases by hand or by telefax, addressed to the relevant party at the addresses or telefax numbers set out in the Schedule or such other address or telefax number as may have been notified to the other party in accordance with this Clause.

14.2 Any such communication notice consents and similar documents shall be deemed to have been served:-

     14.2.1 in the case of delivery by hand when delivered if a receipt is obtained from the addressee; and

     14.2.2    in the case of telefax:-

               (a) if despatched during regular business hours of the receiving office when despatced and telefax acknowledgement or answerback is duly and automatically received by the sender of the telefax; or

               (b) if despatched otherwise than during regular business hours of the receiving office upon the commencement at the receiving office of the next regular business hours succeeding transmission provided always that answerback is duly automatically received by the sender on despatch as aforesaid;

     14.2.3 if despatched by registered post to an address within the country of the sender five (5) days and if despatched by registered air-letter to an address outside the country of the sender fourteen (14) days after the date it is lodged with the postal authorities for despatch.

15.  SUCCESSORS BOUND

15.1 This Agreement shall be binding upon the respective successors-in-title, personal representatives and permitted assigns of the Vendors and the successors-in-title and permitted assigns of the Purchaser. None of the parties shall assign his rights and obligations hereunder without the prior consent in writing of the other parties hereto.

16.  SEVERABILITY

16.1 Any term, condition, stipulation, provision, covenant or undertaking in this Agreement which is or may become illegal, void, prohibited or unenforceable in any respect under any law shall be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability shall not invalidate or render illegal, void or unenforceable any other term condition, stipulation, provision, covenant or undertaking contained in this Agreement.

17.  NO WAIVER

17.1 Knowledge or acquiescence by any party of or in any breach of any of the terms, conditions or covenants herein contained shall not operate as or be deemed to be a waiver of such terms, conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, each party shall be entitled to exercise its respective rights under this Agreement and to require strict performance by the other of the terms, conditions and covenants herein.

18.  NO TRADING

18.1 The Vendors severally covenant with NHancement that they shall not trade in any securities of NHancement until the Completion Date or earlier termination hereof.

19.  CONFIDENTIALITY

19.1 Except as and to the extent required by law:

     19.1.1 NHancement will not disclose or use to the detriment of the Company or the Vendors, any Confidential Information (as defined below) with respect to the Company furnished or to be furnished to NHancement or its auditors or representatives by any Vendor or the Company or their representatives in the course of the due diligence audit referred to in Clause 4 hereof or pursuant to this Agreement;

     19.1.2 the Vendors will not disclose or use to the detriment of NHancement, any Confidential Information (as defined below) with respect to NHancement furnished or to be furnished to the Vendors or their respective representatives pursuant to this Agreement;

19.2 For the purposes of Clause 19.1, "Confidential Information" means any information about stamped "confidential" or identified in writing as such by the party providing the information ("Provider") to the other party ("Recipient") or their respective representatives unless:

     19.2.1 such information is already known to the Recipient or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Recipient or its representatives;

     19.2.2 the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval set out in Clause
               4.1 hereof;

     19.2.3 the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

19.3 Upon the written request of the Provider, the Recipient will promptly return to the Provider or destroy any Confidential Information in its possession and certify in writing to the Provider that it has done so.

20.  DISCLOSURE

20.1 Except and to the extent required by law, none of the parties hereto or their respective representatives shall directly or indirectly make any public comment, statement or communication with respect to, or disclose the provisions of this Agreement or the transaction herein provided for to any other persons without the prior consent in writing of the other parties hereto PROVIDED THAT NHancement may file all reports and make all disclosure required by the Exchange Act and NASDAQ and any corresponding public release and in connection therewith make the necessary disclosure to its accountants, agents and other third parties without the prior approval of the Vendors.

21.  ENTIRE CONTRACT AND AMENDMENT

21.1 This Agreement constitutes the entire agreement and understanding between the parties hereto in connection with the subject matter hereof.

21.2 No purported amendment of this Agreement shall be effective unless made in writing and signed by all parties.

22.     NO NEGOTIATION

22.1 Until such time, if any, as this Agreement is terminated pursuant to Clause 4, the Vendors will not, and will cause the Company and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals form, any person (other than the Purchaser) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Company, or any part of the share capital of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.


23.     INDEMNIFICATION

23.1 From and after the Completion Date, the Vendors shall jointly and severally indemnify and hold harmless NHancement and its officers, directors, employees, shareholders and agents from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (collectively "Losses"), that any of them may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of any representation and warranty, or nonfulfillment of any of the covenants or agreements of the Vendors in this Agreement or from any misrepresentation in or omission from Annexure A to this Agreement, certificate, financial statement, or from any other document furnished or to be furnished to NHancement hereunder and any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of the foregoing.

23.2 From and after the Completion Date, the Purchaser agrees to indemnify and hold harmless the Vendors from and against any and all Losses that Vendors may suffer or incur, resulting from, related to, or arising out of any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of NHancement in the Agreement or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to the Vendors hereunder and any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims arising out of any of the foregoing PROVIDED THAT nothing herein shall oblige NHancement to indemnify the Vendors for any losses suffered by them in consequence of changes in the price of the Common Stock (including the Consideration Shares).

23.3 Promptly after acquiring knowledge of any Losses against which the Vendors have indemnified NHancement or against which NHancement has indemnified the Vendors, or as to which any party may be liable, the Vendors or NHancement, as the case may be, shall give to the other party written notice thereof. Each indemnifying party shall, at its own expense, promptly defend, contest or otherwise protect against any Losses against which it has indemnified an indemnified party, and each indemnified party shall receive from the other party all necessary and reasonable cooperation in said defence including, but not limited to, the services of employees of the other party who are familiar with the transactions out of which any such Losses may have arisen. The idemnifying party shall have the right to control the defence of any such proceeding unless it is relieved of its liability hereunder with respect to such defence by the indemnified party. The indemnifying party shall have the right, at its option, and, unless so relieved, to compromise or defend, at its own expense by its own counsel, any such matter involving the asserted liability of the indemnified party. In the event that the indemnifying party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the indemnified party of its intention to do so. In the event that an indemnifying party, after written notice from an indemnified party, fails to take timely action to defend the same, the indemnified party shall have the right to defend the same by counsel of its own choosing, but at the cost and expense of the indemnifying party.

24.  INTERFERENCE WITH BUSINESS

24.1 The Vendors acknowledge that:-


     24.1.1 they have occupied a position of trust and confidence with the Company prior to the date hereof and have become familiar with the following, any and all of which constitute confidential information of the Company (collectively the "Advantis Confidential Information"):

               (a) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented, of the Company that is a trade secret;

               (b) any and all information concerning the business and affairs of the Company, which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

                    (c) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing;

            24.1.2 the business of the Company is national in scope and its products and services are marketed throughout Malaysia;

            24.1.3 the Company competes with other businesses that are or could be located in any part of Malaysia;


            24.1.4 NHancement has required that the Vendors make the covenants set out in Clauses 24.2 and 24.3 as a condition to NHancement's purchase of the Sale Shares;

            24.1.5 the provisions of Clauses 24.2 and 24.3 are reasonable and necessary to protect and preserve the Company's business enterprise and value; and

            24.1.6 the Company would be irreparably damaged if the Vendors were to breach the covenants set out in Clauses 24.2 or 24.3.


     24.2 The Vendors acknowledge and agree that all Advantis Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Company. Therefore, the Vendors agree that they will not, at any time, disclose to any unauthorized persons or use for his own account or for the benefit of any third party any Advantis Confidential Information, whether the Vendors have such information in their respective memory or embodied in writing or other physical form, without NHancement's prior consent in writing, unless and to the extent that the Advantis Confidential Information is or becomes generally known to and available for use by the public other than as a result of the Vendors' fault or the fault of any other person bound by a duty of confidentiality to NHancement or the Company. The Vendors acknowledge that at the Completion Date they will deliver to NHancement all documents (including devices, or computer software, whether embodied in a disk or in other form) and all copies thereof, relating to the businesses, operations, or affairs of the Company and any other Advantis Confidential Information that the Vendors may then possess or have under their control.

     24.3 As an inducement for NHancement to enter into this Agreement the Vendors agree that for a period of three (3) years after the Complete Date:-

            24.3.1 the Vendors will not, directly or indirectly, either for himself or any other person:-

                    (a) induce or attempt to induce any employee of the Company to leave the employ thereof;

                    (b) in any way interfere with the relationship between the Company and any employee thereof;

                  (c) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company; or

                  (d) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company;

        24.3.2 the Vendors will not use any Advantis Confidential Information, directly or indirectly, either for himself or any other person, to solicit the business of any person known to the Vendor to be a customer of the Company, whether or not the Vendor had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of the Company;

        24.3.3 the Vendors will not disparage NHancement or the Company, or any of their shareholders, directors, officers, employees, or agents; and

        24.3.4 the Vendors will, within ten days after accepting any employment, advise NHancement of the identity of any employer of the Vendor whereafter NHancement or the Company may serve notice upon each such employer that the Vendor is bound by the Clause 24 and furnish each such employer with an extract of this Clause or the relevant portions thereof.

25.     BANK BORROWINGS AND EXISTING SECURITIES

25.1    NHancement hereby acknowledges that:-

        25.1.1 the Company has an existing credit facility in the principal sum of Ringgit Malaysia Two Million Two Hundred and Fifty Thousand (RM2,250,000.00) with Perwira Affin Bank Berhad ("Existing Facilities") which is secured by a Joint and Several Guarantee of Goh Kim Siang, Abdul Rahman Bin Mohamed Hussain and Lee Gim Teik ("Existing Guarantee") and a third party charge over certain immovable properties owned by Lee Gim Teik and a pledge of fixed deposits by Lee Gim Teik ("Existing Third Party Securities"); and

        25.1.2 a financial institution has in principle approved overdraft facilities in the principal sum of Ringgit Malaysia Two Hundred and Fifty Thousand (RM250,000.00) ("Additional Facilities") but the terms thereof have yet to be advised to the Company and may include provision of third party securities by way of bank guarantees or charge over fixed assets ("Additional Third Party Securities").

25.2 Within ninety (90) days from the Completion Date, NHancement shall use commercially reasonable efforts to (a) retain the Existing Facilities and procure the release of the Existing Guarantee or (b) replace the Existing Facilities with new credit facilities so as to secure a release of the Existing Guarantee and the Existing Third Party Securities. As from the Completion Date until the Existing Guarantee and the Existing Third Party Securities have been released, NHancement shall indemnify the guarantors and Lee Gim Teik against any losses incurred by them under the Existing Guarantee and the Existing Third Party Securities, as the case may be, in consequence of non-compliance by the Company with the terms of the Existing Facilities.

25.3 The Vendors shall upon receipt of the letter setting out the terms of the Additional Facilities furnish a copy of such letter to NHancement. If NHancement is satisfied that the Additional Facilities are offered on reasonable commercial terms existing in Malaysia, NHancement will consent to the Company accepting the same. If any Additional Third Party Securities are provided as securities for the Additional Facilities, NHancement shall use commercially reasonable efforts to procure a release of such securities within ninety (90) days from the Completion Date. As from the Completion Date until the Additional Third Party Securities have been released, NHancement shall indemnify the parties providing any Additional Third Party Securities against any losses incurred by them under such securities in consequence of non-compliance by the Company with the terms of the Additional Facilities.

26.  TRUST ARRANGEMENTS

26.1 Nordin bin Mohamad Desa ("Trustee), a Vendor, hereby discloses to the other parties hereto, including NHancement, that ten thousand (10,000) shares ("Trust Shares") presently registered in his name have been held by him in trust for Abdul Rahman Bin Mohamed Hussain ("Beneficiary"), another Vendor since 17th May 1994. The Trustee shall within two (2) weeks from the date hereof transfer the Trust Shares to the Beneficiary. NHancement hereby consents to such transfer. The Trustee and the Beneficiary shall as soon as possible after the completion of the transfer of the Trust Shares provide NHancement with such documents (including, without limitation, stamped transfer forms, board resolution and new and cancelled share certificates) as NHancement may reasonably require as evidence of the completion of the transfer.

26.2 Notwithstanding anything herein contained to the contrary, all parties to this Agreement hereby agree and confirm that all representations, warranties and undertakings provided by the Vendors under this Agreement with respect to their registered and beneficial ownership of the respective Sale Shares are hereby modified to the extent required by the disclosure set out in Clause 26.1.



           [THE REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]

                                    SCHEDULE



COLUMN (1)                         COLUMN (2)               COLUMN (3)               COLUMN (4)

                                                            AGREED                   NUMBER OF
NAME AND ADDRESS                   NUMBER OF                PROPORTION               CONSIDERATION
OF VENDORS                         SALE SHARES              (%)                      SHARES
---------------------------------------------------------------------------------------------------
1.   Lee Ai Leng                      47,500                    19                       100,700
     No. 323, Jalan BK 2/7
     Bandar Kinrara
     58200 Kuala Lumpur

     Fax No.:  603-432 8872

2.   Nordin bin Mohamad Desa           5,000                     2                        10,600
     No. 12, Jalan AU 5
     Lembah Keramat
     54200 Kuala Lumpur

     Fax No.:  603-432 8872

3.   Abdul Rahman Bin Mohamed        32,500*                    13                        68,900
     Hussain
     No. 25, Jalan 22/42
     Taman Lean Seng
     46300 Petaling Jaya
     Selangor

     Fax No.:  603-432 8872

4.   Lee Gim Teik                    127,500                    51                       270,300
     12 Jalan Pintar
     6 1/2 Mile, Jalan Cheras
     56100 Kuala Lumpur

     Fax No.:  603-432 8872

5.   Man Yiew Ming                    23,500                     9                        47,700
     42 Jalan SR 8/15
     Taman Putra Indah
     43300 Serdang
     Selangor

     Fax No.:  603-432 8872


*Ten thousand (10,000) of such shares as of the date of the Agreement are held in trust by Nordin bin Mohamad Desa for the benefit of Abdul Rahman bin Mohamed.

                                    SCHEDULE (contd.)



Column (1)                         Column (2)               Column (3)               Column (4)

                                                            Agreed                   Number of
Name And Address                   Number of                Proportion               Consideration
Of Vendors                         Sale Shares              (%)                      Shares
---------------------------------------------------------------------------------------------------

6.   Ng Kok Wah                      15,000                     6                      31,800
     68, Jalan USJ 4/1G
     47600 UEP Subang
     Selangor

     Fax No: 603-432 8872

                                   --------                   ---                    --------

           TOTAL         -          250,000                   100                     530,000

                                   ========                   ===                    ========


IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



SIGNED by                               )
LEE AI LENG                             )         /s/ LEE AI LENG
in the presence of:                     )
     /s/ ADRIAN CHAIR
     ----------------------
     ADRIAN CHAIR
     231005-10-5397



SIGNED by                               )
NORDIN BIN MOHAMAD DESA                 )         /s/ NORDIN BIN MOHAMAD DESA
in the presence of:                     )
     /s/ ANDREW KHOO CHIN HOCK
     ------------------------------
     ANDREW KHOO CHIN HOCK
     Advocate & Solicitor
     Kuala Lumpur

SIGNED by                               )
ABDUL RAHMAN BIN MOHAMED                )         /s/ ABDUL RAHMAN BIN MOHAMED
HUSSAIN                                 )
in the presence of:
     /s/ ANDREW KHOO CHIN HOCK
     ------------------------------
     ANDREW KHOO CHIN HOCK
     Advocate & Solicitor
     Kuala Lumpur

SIGNED by                               )
LEE GIM TEIK                            )         /s/ LEE GIM TEIK
in the presence of                      )
     /s/ ADRIAN CHAIR
     ----------------------
     ADRIAN CHAIR
     231005-10-5397

SIGNED by                               )
NG KOK WAH                              )         /s/ NG KOK WAH
in the presence of:                     )
     /s/ ADRIAN CHAIR
     ----------------------
     ADRIAN CHAIR
     731005-10-5397

SIGNED by                               )
MAN YIEW MING                           )         /s/ MAN YIEW MING
in the presence of:                     )
     /s/ ADRIAN CHAIR
     ----------------------
     ADRIAN CHAIR
     731005-10-5397



SIGNED by ESMOND GOEI                   )         /s/ ESMOND GOEI
                                        )
for and on behalf of                    )
NHANCEMENT TECHNOLOGIES                 )
INC.                                    )
in the presence of:                     )
     /s/ ANDREW KHOO CHIN HOCK
     ------------------------------
     ANDREW KHOO CHIN HOCK
     Advocate & Solicitor
     Kuala Lumpur

                     DATED THIS 26TH DAY OF NOVEMBER, 1997.
                     --------------------------------------





                                   -BETWEEN-



                   THE PARTIES WHOSE NAMES AND ADDRESSES ARE
                     SET OUT IN COLUMN (1) OF THE SCHEDULE



                                     -AND-



                          NHANCEMENT TECHNOLOGIES INC.



                     --------------------------------------

                             SUPPLEMENTAL AGREEMENT
                             FOR THE SALE OF SHARES
                     IN ADVANTIS NETWORK & SYSTEM SDN. BHD.

                     --------------------------------------



                                  Prepared By:

                                M/S SKRINE & CO.
                             ADVOCATES & SOLICITORS
                        UNIT 50-8-1 WISMA UOA DAMANSARA
                                50 JALAN DUNGUN
                               DAMANSARA HEIGHTS
                                  KUALA LUMPUR

                           File No. KCK/1972077.4/97
                                31 October 1997
                         V:\KCH\SHARES\1972077.4\SUPAGT

                                                            [OFFICIAL STAMP]

                             SUPPLEMENTAL AGREEMENT

A SUPPLEMENTAL AGREEMENT is made this 26th day of November, 1997

BETWEEN:-

(1) THE PARTIES WHOSE NAMES AND ADDRESSES ARE SET OUT IN COLUMN (1) OF THE SCHEDULE (severally "VENDOR" and collectively "VENDORS");

AND

(2) NHANCEMENT TECHNOLOGIES INC., a company incorporated under the laws of the State of Delaware, the United States of America and having its principal office at 39420 Liberty Street, Fremont, California 94528, United States of America and Fax No: 00-1-510-7444038 ("NHANCEMENT");

     WHEREAS:-

(A) Pursuant to an Agreement dated 20th June 1997 ("PRINCIPAL AGREEMENT"), the Vendors agreed to sell and NHancement agreed to purchase Two Hundred and Fifty Thousand (250,000) fully paid ordinary shares of Ringgit Malaysia One (RM1.00) each ("SALE SHARES") in ADVANTIS NETWORK & SYSTEM SDN. BHD. (Company No. 264705) ("COMPANY") comprising the entire issued ordinary share capital for the time being of the Company for a Purchase Price of United States Dollars One Million Four Hundred And Eighty-Four Thousand (USD1,484,000.00) ("PURCHASE PRICE") to be satisfied by the issuance and delivery by NHancement of 530,000 fully-paid and non-assessable shares of Common Stock of USD0.01 par value each in NHancement ("CONSIDERATION SHARES").

(B) The parties are desirous of amending the Principal Agreement in the manner set out in this Supplemental Agreement.

     NOW THIS SUPPLEMENTAL AGREEMENT WITNESSETH as follows:-

1.   DEFINITIONS

1.1 In this Supplemental Agreement where the context so admits, the following expressions shall have the following meanings:-

     "ADDITIONAL CONSIDERATION SHARES" means the additional number of fully-paid and non-assessable shares of Common Stock of USD0.01 par value each in NHancement, not exceeding an aggregate of Two Hundred and Thirty Thousand (230,000), to be issued by NHancement to the Vendors in satisfaction of the Additional Purchase Price, if any, in accordance with this Supplemental Agreement;

     "ADDITIONAL PURCHASE PRICE" means the additional amounts payable by way of additional consideration for the Sale Shares by NHancement to the Vendors, not exceeding the maximum sum of United States Dollars Six Hundred and Forty Four Thousand (USD644,000.00), in accordance with this Supplemental Agreement;

     "FYE 1" means the financial period of the Company for the period ending on 31st March 1998;

     "FYE 2" means the financial period of the Company for the period ending on 31st March 1999;

     "MINIMUM FYE 1 PROFIT" means the minimum profit before tax of Ringgit Malaysia Three Hundred and Fifteen Thousand (RM315,000.00);

     "MINIMUM FYE 2 PROFIT" means the minimum profit before tax of Ringgit Malaysia Seven Hundred and Five Thousand (RM705,000.00);

     "NHANCEMENT'S AUDITORS" means a firm of auditors appointed by NHancement to determine and certify the profit before tax for FYE 1 and FYE 2;

     "REVISED CONSIDERATION SHARES" means Three Hundred Thousand (300,000) fully-paid and non-assessable shares of Common Stock of USD0.01 par value each in NHANCEMENT;

     "REVISED PURCHASE PRICE" means United States Dollars Eight Hundred and Forty Thousand (USD840,000.00).

1.2 Subject to Clause 1.1 above, expressions used in this Supplemental Agreement shall have the meanings ascribed to them in the Principal Agreement.

2.   AMENDMENTS TO PRINCIPAL AGREEMENT

2.1 The parties agree that the Principal Agreement shall be amended in the manner set out below;-

     2.1.1     REVISED PURCHASE PRICE AND REVISED CONSIDERATION SHARES

               Subject to the adjustments, if any, set out in Clause 2.1.2 hereof, the purchase consideration payable by NHancement to the Vendors for the Sale Shares shall, in lieu of the Purchase Price, be the Revised Purchase Price. The Revised Purchase Price shall be satisfied on the Completion Date of the Principal Agreement by the issue and delivery by NHancement of the Revised Consideration Shares to the Vendors. The number of Revised Consideration Shares to be issued and delivered by NHancement to each Vendor is set out in Column (3) of the Schedule hereto against the respective name of each Vendor.

     2.1.2     ADDITIONAL PURCHASE PRICE AND ADDITIONAL CONSIDERATION SHARES

               (a)  Entitlement to Additional Purchase Price

                    The Vendors shall be entitled to receive from NHancement an amount by way of Additional Purchase Price if the Company achieves a profit before tax in excess of the Minimum FYE 1 Profit and the Minimum FYE 2 Profit for FYE 1 and FYE 2 respectively.

               (b)  Manner of satisfying Additional Purchase Price

                    The Additional Purchase Price payable by NHancement to the Vendors shall be satisfied by the issue and delivery of the number of Additional Consideration Shares determined in the manner set out in this Supplemental Agreement. The Additional Purchase Price shall not in any event be satisfied by cash payment.

               (c)  Amount of Additional Purchase Price for FYE 1

                    The Vendors will be entitled to one (1) Additional Consideration Share (rounded down to the nearest whole number of shares) for every Ringgit Malaysia Three (RM3.00) of the pre-tax profit in excess of the Minimum FYE 1 Profit for FYE 1 PROVIDED THAT the maximum number of Additional Consideration Shares which NHancement is obliged to issue to the Vendors with respect to profits achieved for FYE 1 shall not in any event exceed One Hundred and Fifteen Thousand (115,000) Additional Consideration Shares.

                    If the profit before tax for FYE 1 exceeds Ringgit Malaysia Six Hundred and Sixty Thousand (RM660,000.00), the amount of pre-tax profits in excess of the said sum shall be credited ("PROFITS CREDITS") towards the pre-tax profits of the Company for FYE 2 and the Vendors shall, subject always to the Company achieving a pre-tax profit for FYE 2 of not less than the Minimum FYE 2 Profit and to sub-paragraph (d) below, be entitled to receive Additional Consideration Shares on such Profits Credits upon completion of FYE 2.

               (d)  Amount of Additional Purchase Price for FYE 2

                    The Vendors will be entitled to one (1) Additional Consideration Share (rounded down to the nearest whole number of shares) for every Ringgit Malaysia Three (RM3.00) of the pre-tax profit achieved in excess of the Minimum FYE 2 Profit for FYE 2 PROVIDED THAT:

          (i) if the Company achieves a pre-tax profit in excess of the Minimum FYE 2 Profit and subject always to sub-paragraph (ii) below, the Vendors shall also be entitled to one (1) Additional Consideration Share for every Ringgit Malaysia Three (RM3.00) of the Profits Credits. For avoidance of doubt, it is hereby agreed that the Vendors shall not be entitled to any Additional Consideration Shares for Profits Credits if the Company fails to achieve the Minimum FYE 2 Profits for FYE 2; and

          (ii) the maximum number of Additional Consideration Shares which NHancement is obliged to issue to the Vendors with respect to profits achieved for FYE 2 and the Profits Credits shall not in any event exceed One Hundred and Fifteen Thousand (115,000) Additional Consideration Shares.

     (e)  Determination of pre-tax profits

          As soon as practible after the completion of FYE 1 and FYE 2, NHancement shall cause NHancement's Auditors to carry out an audit to determine the pre-tax profits of the Company for the relevant financial period. The Vendors undertake to procure the Company to grant free and unfettered access to its books of accounts and other documents to NHancement's Auditors for the aforesaid purpose.

     (f)  Certification of pre-tax profits

          NHancement's Auditors shall as soon as possible after the completion of the audit, issue and deliver a certificate to the parties hereto stating the following:-

          (i) the pre-tax profits achieved by the Company for the relevant financial period.

          (ii) the Additional Purchase Price, if any, payable and the Additional Consideration Shares to be issued in satisfaction thereof;

          (iii)with respect to FYE 1, the Profits Credits, if any.

          The parties agree that NHancement's Auditors shall be acting as experts and not arbitrators in determining and certifying the matters referred to in this paragraph (f) and their determination and certification of such matters shall, in the absence of manifest error, be final and binding on the parties.

                (g)  Issue of Additional Consideration Shares

                     Any Additional Consideration Shares to be issued by NHancement shall be issued and delivered to the Vendors within thirty (30) days after its receipt of the certificate referred to in paragraph (f).

                     The number of Additional Consideration Shares to be issued and delivered by NHancement to the Vendors shall be in the proportion set out in Column (2) of the Schedule hereto against the respective name of each Vendor. If it is not feasible for NHancement to issue the Additional Consideration Shares to the Vendors in amounts which correspond with the proportions set out in Column (2) of the Schedule hereto, the Vendors shall instruct NHancement in writing of the number of Additional Consideration Shares to be issued to each Vendor ("ISSUANCE INSTRUCTIONS"). In such event, the period set out in this paragraph (g) within which NHancement is obliged to issue and deliver the Additional Consideration Shares shall commence on the date it receives the Issuance Instructions from the Vendors.

3.   REMAINING TERMS UNAFFECTED

3.1 Save as modified by the provisions of this Supplemental Agreement, the terms and conditions of the Principal Agreement shall remain in full force and effect.



             [the rest of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.





SIGNED by               )
LEE AI LENG             )               /s/ LEE AI LENG
in the presence of:-    )               ------------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HAWK
 Advocate & Solicitor
     Kuala Lumpur

SIGNED by               )
NORDIN BIN MOHAMAD DESA )               /s/ NORDIN BIN MOHAMAD DESA
in the presence of:-    )               ------------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
 Advocate & Solicitor
     Kuala Lumpur

SIGNED by               )
ABDUL RAHMAN BIN MOHAMED)               /s/ ABDUL RAHMAN BIN MOHAMED HUSSAIN
HUSSAIN                 )               ------------------------------------
in the presence of:-    )

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
 Advocate & Solicitor
     Kuala Lumpur

SIGNED by               )
LEE GIM TEIK            )               /s/ LEE GIM TEIK
in the presence of:-    )               ------------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
 Advocate & Solicitor
     Kuala Lumpur

SIGNED by               )
NG KOK WAH              )               /s/ NG KOK WAH
in the presence of:-    )               ------------------------------------

/s/ ANDREW KHOO CHIN HOCK
---------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur

SIGNED by
MAN YIEW MING                 /s/ MAN YIEW MING
in the presence of:


/s/ [ILLEGIBLE]



SIGNED by ESMOND         )
TJINGOEAN GOEI           )   /s/ ESMOND TJINGOEAN GOEI
for and on behalf of     )
NHANCEMENT TECHNOLOGIES  )
INC.                     )
in the presence of:      )


/s/ [ILLEGIBLE]

                                       SCHEDULE


Column (1)                     Column (2)                    Column (3)

                               Agreed                        Number of Revised
Name and Address               Proportion                    Consideration
of Vendors                       (%)                         Shares
-----------------------------------------------------------------------------

1.   Lee Ai Leng                   19                         57,000
     No. 323, Jalan BK 2/7
     Bandar Kinrara
     58200 Kuala Lumpur

     Fax No: 603-432 8872

2.   Nordin bin Mohamad Desa        2                          6,000
     No. 12, Jalan AU 5
     Lembah Keramat
     54200 Kuala Lumpur

     Fax No: 603-432 8872

3.   Abdul Rahman Bin Mohamed      13                         39,000
     Hussain
     No. 25, Jalan 22/42
     Taman Lean Seng
     46300 Petaling Jaya
     Selangor

     Fax No: 603-432 8872

4.   Lee Gim Teik                  51                        153,000
     12 Jalan Pintar
     6 1/2 Mile, Jalan Cheras
     56100 Kuala Lumpur

     Fax No: 603-432 8872

5.   Man Yiew Ming                  9                         27,000
     42 Jalan SR 8/15
     Taman Putra Indah
     43300 Serdang
     Selangor

     Fax No: 603-432 8872

                                        SCHEDULE (contd.)


Column (1)                     Column (2)                    Column (3)

                               Agreed                        Number of Revised
Name and Address               Proportion                    Consideration
of Vendors                       (%)                         Shares
------------------------------------------------------------------------------

6.   Ng Kok Wah                    6                          18,000
     68, Jalan USJ 4/1G
     47600 UEP Subang
     Selangor

     Fax No: 603-432 8872

                                 ---                        --------

                TOTAL            100                         300,000

                                 ===                        ========

                     DATED THIS 26TH DAY OF NOVEMBER, 1997
                     **************************************





                                   -BETWEEN-



                   THE PARTIES WHOSE NAMES AND ADDRESSES ARE
                     SET OUT IN COLUMN (1) OF THE SCHEDULE



                                     -AND-



                          NHANCEMENT TECHNOLOGIES INC.




                         *****************************
                         SECOND SUPPLEMENTAL AGREEMENT
                         *****************************


                                  Prepared By:

                                M/S SKRINE & CO.
                             ADVOCATES & SOLICITORS
                             UNIT 50-8-1, 8th FLOOR
                              WISMA UOA DAMANSARA
                                50 JALAN DUNGUN
                            50490 DAMANSARA HEIGHTS
                                  KUALA LUMPUR.

                           File No. KCK/1972077.4/97
                        V:\KCH\SHARES\1972077.4\AGMT.DOC
                                26 November 1997

                         SECOND SUPPLEMENTAL AGREEMENT


THIS SECOND SUPPLEMENTAL AGREEMENT is made this 26th day of November, 1997


BETWEEN:-


(1) THE PARTIES WHOSE NAMES AND ADDRESSES ARE SET OUT IN COLUMN (1) OF THE SCHEDULE (severally "VENDOR" and collectively "VENDORS"):

AND

(2) NHANCEMENT TECHNOLOGIES INC., a company incorporated under the laws of the State of Delaware, the United States of America and having its principal office at 39420 Liberty Street, Fremont, California 94528, United States of America and Fax No: 00-1-510-7444038 ("NHANCEMENT");

          WHEREAS:-

(A) Pursuant to an Agreement dated 20th June 1997 ("PRINCIPAL AGREEMENT"), the Vendors agreed to sell and NHancement agreed to purchase Two Hundred and Fifty Thousand (250,000) fully paid ordinary shares of Ringgit Malaysia One (RM1.00) each ("SALE SHARES") in ADVANTIS
          NETWORK & SYSTEM SDN. BHD. (Company No. 264705) ("COMPANY") comprising the entire issued ordinary share capital for the time being of the Company for a Purchase Price of United States Dollars
          One Million Four Hundred and Eighty-Four Thousand (USD1,484,000.00) ("PURCHASE PRICE") to be satisfied by the issuance and delivery by NHancement of 530,000 fully-paid and non-assessable shares of Common Stock of UDSD0.01 par value each in NHancement ("CONSIDERATION SHARES").

(B) By virtue of an Agreement dated 26th, November 1997 ("Supplemental Agreement"), the parties to the Principal Agreement agreed to amend the Principal Agreement in the manner set out in the Supplemental Agreement.

(C) As a result of the due diligence audit conducted on the Company and undertaken as one of the conditions precedent pursuant to the completion of the Principal Agreement, an issue has arisen as to the inclusion of a particular debt owed to the Company which has remained unpaid for a period in excess of one (1) year and for which no provision for bad and/or doubtful debt has been made and in respect of which the collectability is doubted by NHancement.

          NOW THIS AGREEMENT WITNESSETH as follows:-

1.        DEFINITIONS

1.1 In this Second Supplemental Agreement where the context so admits, the following expressions shall have the following meanings:-

          "KBI" means Koperasi Belia Islam Malaysia Berhad;

          "OUTSTANDING AMOUNT" means the sum of Ringgit Malaysia Six Hundred and Forty Thousand One Hundred and Seventy-Four (RM640,174.00) owed by KBI to the Company or that part of the said sum as shall remain unpaid from time to time;

          "REVISED CONSIDERATION SHARES" shall have the same meaning ascribed to it in the Supplemental Agreement.

1.2 Subject to Clause 1.1 above, expressions used in this Second Supplemental Agreement shall have the meanings ascribed to them in the Principal Agreement and/or the Supplemental Agreement

2.        CONSIDERATION

2.1 In consideration of NHancement agreeing to proceed with the completion of the Principal Agreement (as amended by the Supplemental Agreement) notwithstanding the issue of the collectability of the Outstanding Amount, which issue has arisen as a result of the due diligence audit on the Company which is a condition precedent for completion of the Principal Agreement, the Vendors hereby agree to enter into and execute this Second Supplemental Agreement.

3.        COLLECTABILITY OF OUTSTANDING AMOUNT

3.1 The Vendors hereby jointly guarantee to NHancement that the Outstanding Amount remains collectable.

3.2       Notwithstanding Clause 3.1 hereof, in the event the Outstanding
          Amount fails to be collected by 30 June 1998, the Vendors hereby agree that they shall, in the proportions set out in the Schedule hereto, re-imburse to the Company an amount equal to the Outstanding Amount and/or otherwise make good the same to the Company.

3.3 The re-imbursment of the Outstanding Amount referred to in Clause 3.2 may, at the option of the Vendors, be satisfied from the proceeds of the sale of Revised Consideration Shares at such price and at such exchange rate as shall prevail at the close of business on the first business day in New York, United States of America, after any restrictions placed on the Revised Consideration Shares are lifted.

3.4       Notwithstanding Clause 3.2 hereof, in the event the Outstanding
          Amount is collected after 30 June 1998 but before the date referred to in Clause 3.3 hereof, the Outstanding Amount shall be deemed to have been collected and the Revised Consideration Shares shall cease to be withheld.

     3.5 For the purposes of satisfying the re-imbursement of the Outstanding Amount NHancement shall withhold such number of the Revised Consideration Shares as when valued based on the value utilised in the Principal Agreement and multiplied at an exchange rate of RM2.50 to USD1.00 shall correspond to the Outstanding Amount, rounded up to the nearest whole number. Such withheld Revised Consideration Shares, or any unutilised part thereof, shall only be released after the Outstanding Amount has been re-imbursed to the Company.

     4.        REMAINING TERMS UNAFFECTED

     3.1 Save as modified by the provisions of this Second Supplemental Agreement, the terms and conditions of the Principal Agreement and the Supplemental Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



SIGNED by                )
LEE AI LENG              )  /s/ LEE AI LENG
in the presence of:-     )  -------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur


SIGNED by                )
NORDIN BIN MOHAMAD DESA  )  /s/ NORDIN BIN MOHAMAD DESA
in the presence of:      )  -------------------------------


ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur


SIGNED by                )
ABDUL RAHMAN BIN MOHAMED )  /s/ ABDUL RAHMAN BIN MOHAMED
in the presence of:-     )  -------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur


SIGNED by                )
LEE GIM TEIK             )  /s/ LEE GIM TEIK
in the presence of:-     )  -------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur


SIGNED by                )
NG KOK WAH               )  /s/ NG KOK WAH
in the presence of:-     )  -------------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur

SIGNED by                     )
MAN YIEW MING                 ) /s/ MAN YIEW MING
in the presence of:-          ) ---------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur


SIGNED by                     )
ESMOND TJINGOGAN GOEI         ) /s/ ESMOND TJINGOGAN GOEI
in the presence of:-          ) ---------------------------

/s/ ANDREW KHOO CHIN HOCK
----------------------------

ANDREW KHOO CHIN HOCK
Advocate & Solicitor
    Kuala Lumpur

                                    SCHEDULE
                                    --------


Column (1)                                     Column (2)

Name and Address of Vendors               Agreed Proportion (%)
-----------------------------------------------------------------------------
1.   Lee Ai Leng                                   19
     No. 323, Jalan BK 2/7
     Bandar Kinrara
     58200 Kuala Lumpur

     Fax No: 603-432 8872

2.   Nordin bin Mohamad Desa                        2
     No. 12, Jalan AU 5
     Lembah Keramat
     54200 Kuala Lumpur

     Fax No: 603-432 8872

3.   Abdul Rahman Bin Mohamed Hussain              13
     No. 25, Jalan 22/42
     Taman Lean Seng
     46300 Petaling Jaya
     Selangor

     Fax No: 603-432 8872

4.   Lee Gim Teik                                  51
     12 Jalan Pintar
     6 1/2 Mile, Jalan Cheras
     56100 Kuala Lumpur

     Fax No: 603-432 8872

5.   Man Yiew Ming                                  9
     42 Jalan SR 8/15
     Taman Putra Indah
     43300 Serdang
     Selangor

     Fax No: 603-432 8872

6.   Ng Kok Wah                                     6
     68, Jalan USJ 4/1G
     47600 Subang
     Selangor

     Fax No: 603-432 8872